                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 THE FRANKLIN HOLDING CORPORATION (DELAWARE)
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                  THE FRANKLIN HOLDING CORPORATION (DELAWARE)
                                450 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 1996

                            ------------------------

     The Annual Meeting of Stockholders of The Franklin Holding Corporation (Delaware) will be held on May 10, 1996 at 10 o'clock a.m., New York Time, at the offices of Weil, Gotshal & Manges LLP, 30th Floor, 767 Fifth Avenue, New York, New York, for the following purposes:

          1. To elect seven (7) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and have qualified;

          2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP to serve as independent auditors for the fiscal year ending December 31, 1996; and

          3. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board has fixed the close of business on April 10, 1996 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock, $1.00 par value, held on the record date.

     If you cannot attend the meeting, please sign and return the enclosed proxy card as soon as possible in order that you may be represented at the meeting. If you attend the meeting, you may vote in person even though you have sent in a proxy.

                                          By Order of the Board of Directors,
                                          SPENCER L. BROWN
                                          Secretary

New York, New York
April 10, 1996

                  THE FRANKLIN HOLDING CORPORATION (DELAWARE)
                                450 PARK AVENUE
                            NEW YORK, NEW YORK 10022

Dear Fellow Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of The Franklin Holding Corporation (Delaware), scheduled to be held at 10:00 a.m. on Friday, May 10, 1996 at 767 Fifth Avenue, 30th Floor, New York, New York. At the meeting, Franklin's stockholders will consider and act on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

                                1995 HIGHLIGHTS

            In December Franklin paid all shareholders a special dividend of $1.00 per share;

            Franklin's net asset value at year end, after the payment of a $1.00 per share special dividend was $14.67;

            Franklin's wholly owned subsidiary, Excelsior Communications Corp., sold its two Louisville radio stations to Cox Broadcasting Inc. for $8.5 million.

     In 1996, we will continue to seek investment opportunities which will yield above average returns for Franklin's stockholders.

     Whether or not, you plan to attend the Annual Meeting, please sign, date and complete the accompanying proxy card and return it promptly in the enclosed postage-paid return envelope.

                                         Respectfully,
                                         STEPHEN L. BROWN
                                         Chairman

April 10, 1996

                  THE FRANKLIN HOLDING CORPORATION (DELAWARE)
                                450 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------
                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished by the Board of Directors of The Franklin Holding Corporation (Delaware), a Delaware corporation (the 'Corporation'), in connection with the solicitation by the Corporation of proxies for use at the Annual Meeting of Stockholders (the 'Meeting') to be held on May 10, 1996, at 10 o'clock a.m., New York Time, at the offices of Weil, Gotshal & Manges LLP, 30th Floor, 767 Fifth Avenue, New York, New York.

VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies may revoke them at any time before they are voted, by delivering to Mr. Spencer L. Brown, Secretary of the Corporation, at the offices of the Corporation at 450 Park Avenue, 10th Floor, New York, New York, 10022, before the ballot is cast, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the specifications contained therein. If no contrary specification is indicated on the proxy, the shares represented thereby will be voted for the election of the seven (7) nominees for directors, and in favor of the ratification of the appointment of Arthur Andersen LLP as the Corporation's independent auditors. In the event that the persons named as proxies propose one or more adjournments to permit further solicitation with respect to any proposal to be voted upon at the Meeting, any such adjournments would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The proxyholders will vote in favor of such an adjournment with respect to those proxies which instruct them to vote in favor of such proposal (including proxies which have no contrary specification with respect to such proposal), and will vote against such an adjournment with respect to those proxies which instruct them to vote against or abstain from voting with respect to such proposal. No adjournment will be for any period later than June 10, 1996.

EXPENSES OF SOLICITATION OF PROXIES

     The expenses of solicitation will be borne by the Corporation. The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by directors, officers and other employees of the Corporation personally, by telephone or by telecopier. In addition, the Corporation has retained D.F. King & Co. Inc. to solicit proxies. The Corporation estimates that the fees of D.F. King & Co. Inc. for solicitation will not exceed $15,000. This proxy statement and form of proxy are first being sent to stockholders on or about April 10, 1996. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT TO STOCKHOLDERS TO A STOCKHOLDER UPON REQUEST IN WRITING ADDRESSED TO 'THE FRANKLIN HOLDING CORPORATION (DELAWARE), 450 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: STOCKHOLDER RELATIONS' OR BY CALLING COLLECT TO (212)

486-2323.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on April 10, 1996, the record date for the Meeting, the outstanding voting securities of the Corporation consisted of 801,198 shares of Common Stock, each of which is entitled to one vote.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the holdings of any person, including any 'group' as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the '1934 Act'), who was known to the Corporation to be the beneficial owner, as defined in Rule 13(d)(3) under the 1934 Act, of more than 5% of the outstanding Common Stock at the close of business on March 29, 1996. The following information is based solely on a review by the Corporation of the Common Stock transfer records of the Corporation and of publicly available filings made with the Securities and Exchange Commission by or on behalf of stockholders of the Corporation.

                                                                      AMOUNT AND
                                                                      NATURE OF
                        NAME AND ADDRESS                              BENEFICIAL      PERCENT
TITLE OF CLASS          OF BENEFICIAL OWNER                           OWNERSHIP       OF CLASS
----------------------  -------------------------------------------   ----------      --------
Common Stock..........  Stephen L. Brown, Chairman                      264,812(1)      33.1%
                          c/o The Franklin Holding
                          Corporation (Delaware)
                          450 Park Avenue
                          New York, New York 10022
Common Stock..........  S.L. Brown & Company, Inc.                      250,000         31.2%
                          450 Park Avenue
                          New York, New York 10022
Common Stock..........  Joseph S. Dresner, Milton H. Dresner            142,165(2)      17.7%
                          Jay B. Langner and Charles Reinwald
                          c/o Robinson Brog Leinwand Reich
                          Genovese & Gluck P.C.
                          1345 Avenue of the Americas
                          New York, NY 10105
                          Attention: Richard W. Cohen

------------------

(1) Includes the 250,000 shares of Common Stock owned by S.L. Brown & Company, Inc. ('SLB & Co., Inc.'). Mr. Brown has, subject to certain limitations, voting and investment power over the voting securities owned by SLB & Co.,

    Inc. and is Chairman of SLB & Co., Inc. Does not include 1,250 shares owned by Mr. Brown's children or 2,000 shares owned by Mr. Brown's wife. Mr. Brown disclaims beneficial ownership of such shares.

(2) Represents the aggregate number of shares owned by Messrs. Joseph Dresner, Milton Dresner, Langner and Reinwald as reflected on a statement of beneficial ownership on Schedule 13D (the '13D') as filed with the Securities and Exchange Commission on or about March 23, 1995. The Corporation expressly disclaims any responsibility for accuracy and completeness of the reporting contained in the 13D.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the Common Stock beneficially owned, as defined in Rule 13(d)(3) under the 1934 Act, by each director of the Corporation, each nominee for director, each named executive officer and by all directors and named executive officers of the Corporation as a group, at the close of business on March 29, 1996. Except as otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

                                                                               AMOUNT          PERCENT
NAME OF BENEFICIAL OWNER                                                 BENEFICIALLY OWNED    OF CLASS
----------------------------------------------------------------------   ------------------    --------
Stephen L. Brown......................................................         264,812(1)        33.1%
Miles L. Berger.......................................................          10,000            1.2%
Carl D. Glickman......................................................           4,753(2)           *
Irving Levine.........................................................           2,400              *
Jonathan A. Marshall..................................................           5,500              *
Jeffrey J. Steiner....................................................           5,253(2)           *
John Greenbaum........................................................           4,600(3)           *
Spencer L. Brown......................................................           1,637(2)           *
Stephen J. Mayer......................................................               0              *
All officers and directors
  as a group (8 persons)..............................................         298,955           37.3%

------------------

 * Less than 1%

(1) Includes 250,000 shares of Common Stock owned by SLB & Co., Inc. Mr. Brown has, subject to certain limitations, voting and investment power over the voting securities of SLB & Co., Inc. and is Chairman of SLB & Co., Inc. Does not include 1,250 shares owned by Mr. Brown's children or 2,000 shares owned by Mr. Brown's wife. Mr. Brown disclaims beneficial ownership of such shares.


(2) Does not include 250,000 shares of Common Stock owned by SLB & Co., Inc. Messrs. Glickman, Steiner and Spencer Brown are direct or indirect stockholders of SLB & Co., Inc. Each of these individuals disclaims beneficial ownership of the shares of Common Stock owned by SLB & Co., Inc.

(3) Ownership is through Greenbaum Brothers Partnership in which Mr. Greenbaum has a 33% general partnership interest.

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     At the Meeting, the stockholders will elect seven directors, constituting the entire Board of Directors, to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. Each stockholder of record at the close of business on April 10, 1996 is entitled to one vote for each share of Common Stock registered in the name of such stockholder on the books of the Corporation.

     The term of the present directors of the Corporation expires at the Meeting when their respective successors have been duly elected and have qualified.

     Information with respect to the nominees for election as directors of the Corporation follows:

                                                                   POSITION WITH                           DIRECTOR
NAME                                                        AGE    THE CORPORATION                          SINCE
---------------------------------------------------------   ----   -------------------------------------   --------
Stephen L. Brown*........................................    57    Chairman of the Board,                    1986
                                                                   Chief Executive Officer and Director
Miles L. Berger..........................................    65    Director                                  1996
Carl D. Glickman*........................................    69    Director                                  1986
John Greenbaum*..........................................    45    Chief Financial Officer, Treasurer        1992
                                                                   and Director
Irving Levine............................................    74    Director                                  1990
Jonathan A. Marshall.....................................    57    Director                                  1987
Jeffrey J. Steiner.......................................    59    Director                                  1986

------------------
* Mr. Brown is an 'interested person' of the Corporation within the meaning of the Investment Company Act of 1940 (as amended, the '1940 Act') by reason of his position as Chairman and Chief Executive Officer of the Corporation and his beneficial ownership of shares of Common Stock of the Corporation owned by SLB & Co., Inc. Mr. Glickman is an 'interested person' by reason of his position as a director of The Bear Stearns Companies Inc., an 'affiliated person' (within the meaning of the 1940 Act) of Bear, Stearns & Co. Inc., a registered broker-dealer. Mr. Greenbaum is an 'interested person' by reason of his position as Chief Financial Officer and Treasurer of the Corporation which he assumed on March 25, 1996.

     Stephen L. Brown, Chairman of the Board of Directors of the Corporation, has been Chairman and Chief Executive Officer since October 1986. Since June 1984, Mr. Brown has been Chairman of SLB & Co., Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc., a mutual fund) and Chairman, Chief Executive Officer and President of Excelsior Communications Corporation, a wholly-owned subsidiary of the Corporation ('Excelsior').

     Miles L. Berger, a director of the Corporation, has been Vice Chairman of the Board of Heitman Financial Ltd., a real estate service company for more than the past five years. Mr. Berger is Chairman of the Board of Mid Town Bank of Chicago, Vice Chairman of Columbia National Bank of Chicago, and a director of Innkeepers USA Trust, a Maryland real estate investment trust.

     Carl D. Glickman, a director of the Corporation, has been President of The Glickman Organization, a real estate investment firm, for more than the past five years. Mr. Glickman is a director of The Bear Stearns Companies Inc., Alliance Tyre & Rubber Co., Andal Corp., Continental Health Affiliates, Inc., Custodial Trust Co., Infu Tech, Inc., Jerusalem Economics Corp., LTD, Lexington Growth Properties, Office Max, Inc., Excelsior and SLB & Co., Inc.

     John Greenbaum, a director of the Corporation, has been Chief Financial Officer and Treasurer of the Corporation since March 25, 1996. Mr. Greenbaum acted as principal of Digital Media Group, a venture capital firm, from October 1994 through March 1996. From March 1988 to September 1994 he was Vice President of the Corporation and from May 1992 to September 1994 acted as Secretary of the Corporation. He was also a director, Vice President and Secretary of Excelsior from September 1992 to September 1994.

     Irving Levine, a director of the Corporation, has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978 and Chairman and Treasurer of Stuffco International, Inc., a ladies handbag processor and chain store operator, since 1978. Mr. Levine is also President and a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc.), and a director of Rexnord Holdings, Inc.

     Jonathan A. Marshall, a director of the Corporation, is a Senior Partner in the law firm of Pennie & Edmonds and has been a member of that firm since 1974. He is a member of the Bar of the State of New York and is admitted to practice before the United States Supreme Court and the United States Patent and Trademark Office.

     Jeffrey J. Steiner, a director of the Corporation, has been Chairman and Chief Executive Officer of The Fairchild Corporation, an aviation services company, since October 1985. Mr. Steiner is also Chairman, Chief Executive Officer and director of Banner Aerospace, Inc., a Vice Chairman and director of Shared Technology Fairchild, Inc., and a director Copley Financial Services

Corporation.

EXECUTIVE OFFICERS

     In addition to Mr. Brown, the following individuals are executive officers of the Corporation:

     Spencer L. Brown, Age 30. Mr. Brown has been Senior Vice President of the Corporation since November 1995, Secretary of the Corporation since October 1994 and was Vice President from August 1994 to November 1995. He has also been Vice President and Secretary of Excelsior, since May 1995. From September 1993 to July 1994 Mr. Brown was an attorney with the firm of Wilson, Elser, Moskowitz, Edelman & Dicker and from September 1991 to September 1993 he was an attorney with the firm of Weil, Gotshal & Manges. Mr. Brown is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of the Corporation.

     Stephen J. Mayer, Age 43. Mr. Mayer has been Vice President and Controller of the Corporation since December 1994 and Treasurer of Excelsior since May 1995. From April 1994 to October 1994 Mr. Mayer was Chief Financial Officer of Biltmore Mortgage Corp. From February 1992 to April 1994 he was Vice President and Controller of Midcoast Mortgage Corp., and from August 1987 to February 1992 he was Vice President, Strategic Planning of Arbor National Mortgage, Inc.

     The term of office of the executive officers of the Corporation expires at the meeting of the Board of Directors when their respective successors have been elected and have qualified. The Corporation anticipates that each such officer will be re-elected at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Stockholders.

REMUNERATION OF DIRECTORS AND OFFICERS

     The following table sets forth information with respect to all cash remuneration paid or accrued by the Corporation for services by the Corporation's directors and three most highly paid executive officers whose compensation exceeded $60,000 for the year ended December 31, 1995:

                                                                                                    PENSION OR
                                                                                AGGREGATE           RETIREMENT
                                                                               COMPENSATION      BENEFITS ACCRUED
                                                                                 FROM THE           AS PART OF
NAME OF PERSON                                      POSITION                   CORPORATION     CORPORATION EXPENSES
-------------------------------------------------   ------------------------   ------------    --------------------
Stephen L. Brown.................................   Chairman and                 $422,500             $9,240
                                                    Chief Executive Officer
Spencer L. Brown.................................   Senior Vice President          97,500              5,850
                                                    and Secretary
Carl D. Glickman.................................   Director                       54,000                  0
John Greenbaum...................................   Director                       18,000                  0

Irving Levine....................................   Director                       18,000                  0
Jonathan A. Marshall.............................   Director                       18,000                  0
Stephen J. Mayer.................................   Vice President                 97,500                  0
Jeffrey J. Steiner...............................   Director                       18,000                  0

     Each director of the Corporation, other than Mr. Brown, receives a director's fee of $18,000 per annum. Mr. Brown, Chairman of the Board of the Corporation, is employed under a contract with the Corporation at a base salary of $390,000 per annum. The initial term of such employment contract expired on December 31, 1995, and is automatically extended from year to year thereafter unless the Corporation elects not to extend the term. Mr. Glickman, as Chairman of the Executive Committee of the Board of Directors as well as serving as a Director of Excelsior, receives a fee of $36,000 per annum in addition to his fee as a director. During the year ended December 31, 1995, the Corporation reimbursed directors other than Mr. Brown who is an officer, for certain receipted expenses incurred in connection with the performance of their duties, including attendance at Board and Committee meetings, in the aggregate amount of $4,255. Mr. Brown received no such reimbursement.

COMPENSATION PURSUANT TO PLANS

     All employees of the Corporation, who have been employed for a minimum of six months, are eligible to participate in The Franklin Holding Corporation (Delaware) Profit Sharing Retirement Savings Plan (the 'Savings Plan'), a defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986 (as amended, the 'Internal Revenue Code'). The Savings Plan purchases shares of Common Stock of the Corporation and/or securities of several mutual funds. Under the terms of the Savings Plan, the Corporation matches the voluntary contributions of employees up to 6% of their compensation. Participants may contribute up to an additional 7% of their compensation. The Savings Plan was established in 1967 and the Corporation does not maintain any other compensation, profit-sharing or deferred compensation plan. Total contributions by employees and the Corporation to the Savings Plan for the year ended December 31, 1995 amounted to $47,514. The employer contributions for the account of all officers as a group were $20,130, constituting 83.0% of the total employer contributions to the account of all employees participating in the Savings Plan. Directors who are not salaried employees of the Corporation are not permitted to participate in the Savings Plan.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1995, the Board of Directors met on six occasions and did not act without a meeting by unanimous written consent.

     The Audit Committee held one meeting during the year ended December 31, 1995. The Audit Committee meets with the Corporation's independent auditors to review the Corporation's financial statements and the adequacy of internal controls and accounting systems. The members of the Audit Committee are Messrs. Levine (Chairman), Glickman* and Marshall.


     The Executive Committee meets between meetings of the Board of Directors. The Executive Committee generally may exercise the authority of the Board of Directors and may approve financings not to exceed $500,000. The Executive Committee held two meetings during the year ended December 31, 1995. The members of the Executive Committee are Messrs. Glickman (Chairman)*, Brown* and Marshall.

     The Compensation Committee meets to consider compensation of executive officers of the Corporation. The Compensation Committee met once during the year ended December 31, 1995. The members of the Compensation Committee are Messrs. Marshall (Chairman), Glickman* and Greenbaum*.

     Each director, with the exception of Mr. Steiner, attended at least 75% of the aggregate number of meetings of the Board of Directors and of Board Committees on which he served. There is no Nominating Committee.

BROKERAGE TRANSACTIONS

     During the year ended December 31, 1995, the Corporation paid aggregate brokerage commissions of approximately $36,908, none of which was paid to Bear, Stearns & Co. Inc. ('Bear Stearns'). Mr. Glickman is a director of Bear Stearns' parent company.

     Brokers are selected by the Corporation's Board of Directors, whose primary considerations are the cost and efficiency of execution of brokerage orders. At the present time, no person acting on behalf of the Corporation is authorized to pay a brokerage commission to a broker in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of research services provided by the broker.

INVESTMENT ADVISOR

     The Corporation does not engage the services of an investment advisor, principal underwriter or administrator.

AFFILIATED TRANSACTIONS

TRANSACTIONS WITH CONTROLLED AFFILIATES

     Franklin Communications Partners, L.P. ('FCP'), a limited partnership of which Excelsior had a 48.5 percent ownership share, was formed in September 1992. From its inception, FCP acquired seven radio stations. Pursuant to an agreement of its limited partners, FCP was dissolved by its general partner, WESHAM Broadcasting Company ('WESHAM'), on August 2, 1994. Prior to its dissolution, FCP sold six of its stations. Effective July 1, 1994, as part of the dissolution plan, Excelsior received substantially all the assets of FCP used primarily in the operation of radio station WRKA-FM in Louisville, Kentucky (including its accounts

------------------
* Interested person.

receivable), in satisfaction of substantially all of its rights to the proceeds of the sale of the other radio stations and the dissolution of FCP. As consideration for receiving the distribution, Excelsior also contributed $1,763,000 to FCP. As part of the plan, the partners of FCP agreed to value the assets associated with WRKA-FM at $6.25 million, exclusive of the radio station's net receivables. The plan also specified that Excelsior was deemed to have received cash to the extent that the aggregate amount of WRKA's accounts receivable distributed to Excelsior exceeded the aggregate amount of the accounts payable and accrued expenses assumed by Excelsior, a net amount of approximately $416,000. WESHAM was also dissolved and included in the amount distributed as part of this plan.

     For the years ended December 31, 1995 and 1994, the Corporation's income from controlled affiliates consisted of a management fee of $750,000 and $341,000, respectively, and interest income, net of related expenses, of $0 and $23,133, respectively.

     During 1994 and 1993, the Corporation purchased artwork totaling approximately $87,000 from an affiliated company. The purchase price was based upon the affiliated company's original cost and an independent appraisal. The artwork had been used by the Corporation at its offices at 767 Fifth Avenue since 1986 and continues to be used at the Corporation's offices at 450 Park Avenue. The artwork was repurchased by the affiliated company in June 1995, at the cost to the Corporation, approximately $87,000.

OTHER SIGNIFICANT EVENTS

     On August 30, 1995, Excelsior purchased the assets of radio station WAJE-FM for $1.035 million, including cash of $342,750 and a note payable to the seller of $692,250. The station, a start-up operation whose primary coverage area includes the City of Louisville, Kentucky, is licensed in New Albany, Indiana.

     On December 31, 1995, Excelsior sold the broadcast assets of its two Louisville radio stations, WRKA-FM and WAJE-FM, to Cox Broadcasting, Inc. for a total price of $8.5 million in cash. Excelsior retained the cash and accounts receivable of the station in excess of its accounts payable and accrued liabilities, a total of approximately $565,000. Excelsior utilized a portion of the funds received from this sale to fully satisfy its obligations under the note payable due on the purchase of WAJE-FM.

CERTAIN LITIGATION

     In March 1995, a complaint was filed in the United States District Court for the Southern District of New York by a former director of Franklin Holding (who, in 1990, was not renominated for election to the Board of Directors) against the Corporation, its chairman, certain of its directors and an affiliated company. The action was purportedly brought both on behalf of a class of minority shareholders of Franklin Holding and derivatively on behalf of the Corporation. The action, in substance, alleged that the Corporation's Board did not comply with the 'interested persons' provisions of the Investment Company Act of 1940; that there had not been full disclosure about various matters, including with respect to the Corporation's application to deregister as an investment company and about the business relationships between defendants in proxy statements from 1989 through 1994; and that management's and directors' compensation and benefits were excessive in relation to the financial performance of the Corporation. The complaint asserted claims under the Act and rules of the Securities and Exchange Commission promulgated thereunder and under common law. In May 1995, an amended complaint was filed containing in substance, the same claims as the original complaint, but purporting to assert additional derivative and class action claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The amended complaint alleged that the Corporation and its Board failed to disclose facts in various documents, including the Corporation's 1994 Annual Report and 1993 and 1994 Proxy Statements, with respect to, among other things, the Corporation's investment through Excelsior in various radio stations and the current status of the Corporation's operations.

     In June 1995, the Corporation and the other defendants moved to dismiss the amended complaint for failure to make the required demand upon the Board of Directors (as to purported derivative claims), for lack of standing to assert the purported derivative claims, for failure to state a claim upon which the requested relief can be granted and for failure to plead the claims for fraud with the required specificity. Plaintiff filed a second amended complaint in August 1995 containing in substance the same claims as the amended complaint, but including additional factual allegations. The second amended complaint seeks unspecified monetary relief from the individual defendants and equitable and declaratory relief with respect to the Corporation, including setting aside the election of directors held at the Corporation's annual meeting in August 1994 and 1995 and Board action since August 1994, declaring the chairman's employment contract void, an accounting by defendants, and an injunction directing the liquidation of the Corporation and the appointment of a special fiscal agent, receiver or conservator to oversee same. The plaintiff and the defendants submitted supplemental briefings concerning the issue of whether the second amended complaint should be dismissed.

     In January 1996, the Court issued an opinion partially granting and partially denying defendants' motion to dismiss. The Court dismissed plaintiff's derivative claims for failure to make the required demand and abstained from entertaining plaintiff's request that the Corporation be dissolved and that a special fiscal agent, receiver or conservator be appointed. The Court denied defendants' motion to dismiss with respect to the remainder of plaintiff's claims.

     Management believes the plaintiff's claims are without merit and intends to continue vigorously defending the action. During the year ended December 31,1995, the Corporation expended $420,038 defending this action as well as a related proxy contest.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that stockholders vote FOR the persons named herein to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified.

Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

     All nominees have consented to stand for election and to serve if elected. If any nominee should be unable to serve in such position, an event not presently anticipated, the proxies will be voted for such a person, if any, as shall be designated by the Board of Directors to replace any such nominee, unless the Board of Directors reduces the number of directors constituting the whole Board.

     In the absence of contrary instructions, the Corporation intends to vote all proxies FOR the election of the seven (7) listed above as Directors of the Corporation. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote 'against' the election of the nominees).

                        PROPOSAL TO APPROVE SELECTION OF
                  ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1996. The audit services performed by Arthur Andersen LLP for the year ended December 31, 1995 included an examination of the financial statements included in the 1995 Annual Report to Stockholders. Arthur Andersen LLP also performed certain tax and special consulting services.

     Arthur Andersen LLP has advised the Corporation that it has neither any direct nor any material indirect financial interest in the Corporation. It is expected that a representative of Arthur Andersen LLP will be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1996.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received in writing by the Corporation not later than March 1, 1997 in order to be considered for inclusion in the proxy statement relating to such meeting, which the Corporation anticipates will be held in June 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may properly be brought, and which are likely to be brought, before the Meeting. However, should other matters be properly brought before the Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgement on such matters.

                                          By Order of the Board of Directors,
                                          SPENCER L. BROWN
                                          Secretary

April 10, 1996

PROXY            THE FRANKLIN HOLDING CORPORATION (DELAWARE)
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 1996

     The undersigned hereby appoints Stephen L. Brown and Carl D. Glickman, or either of them, as attorneys and proxies to vote all the shares of common stock, par value $1.00 per share, of The Franklin Holding Corporation (Delaware) (the 'Corporation'), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of April 10, 1996, at the Annual Meeting of Stockholders of the Corporation (the 'Meeting'), to be held at the offices of Weil, Gotshal & Manges LLP, 30th Floor, 767 Fifth Avenue, New York, New York, on Friday, May 10, 1996, at 10 o'clock a.m., New York Time, and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

     The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted FOR the election of all seven nominees in item 1 and FOR item 2 below, both of said items being more fully described in the Notice of Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted FOR adjournment with respect to such proposal if they were to be voted FOR such proposal (including if there were no specifications), and AGAINST adjournment with respect thereto if such shares were to be voted AGAINST or to have ABSTAINED from voting with respect to such proposal.

                  (Continued and to be signed on reverse side)

1. ELECTION OF DIRECTORS: Stephen L. Brown, Miles L. Berger, Carl D. Glickman, John Greenbaum, Irving Levine, Jonathan A. Marshall, Jeffrey J. Steiner

FOR the election of all nominees             WITHHOLD AUTHORITY
 listed above (except as marked                to vote for all
     to the contrary below)                 nominees listed above

              / /                                   / /

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

________________________________________________________________________________

2. Ratification of appointment of Arthur Andersen LLP to serve as independent auditors of the Corporation for the fiscal year ending December 31, 1996.

    FOR                       AGAINST                                ABSTAIN
    / /                        / /                                    / /


3. In their discretion, on such other matters as may properly come before the Meeting (other than adjournments with respect to any proposal as described on reverse).

                                 Dated __________________________________, 1996

                                 _______________________________________________

                                 _______________________________________________
                                          Signature(s) of Stockholder(s)

                                          Please sign exactly as name appears
                                          hereon. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.

                                          THIS PROXY MAY BE REVOKED PRIOR TO ITS
                                                        EXERCISE.
                                          PLEASE DATE, SIGN AND MAIL PROXY CARD
                                                IN THE ENCLOSED ENVELOPE.